STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is entered into as of the 31st day of July, 2002 by and between John Kevorkian (the "Buyer"); and the persons described on the signature page below under the caption "Sellers" (the "Sellers").

        WHEREAS, the Sellers are founding stockholders of PR
Specialists, Inc., a Delaware corporation (the "Company"), and collectively currently own 750,000 restricted shares of common stock (the "Common Stock") of the Company;

        WHEREAS, the Sellers acquired the Common Stock for the ultimate price of $0.0001 per share, $75.00 in the aggregate;

	WHEREAS, the Sellers wish to sell and the Buyer wishes to purchase the Common Stock in exchange for $0.0001 per share, $75.00 in the aggregate, all pursuant to the terms and conditions of this Purchase Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


1.	Transfer of Common Stock.

1.1	Seller's Transfer of Common Stock. The Sellers shall sell
and the Buyer shall purchase an aggregate of 750,000 restricted shares of common stock (the "Common Stock") of the Company, as more fully described on attached Schedule
A, all pursuant to the terms and conditions set forth herein.

1.2	Delivery of Common Stock to the Exchange Agent.  Upon the
execution of this Purchase Agreement, each Seller shall deposit, or cause to be deposited, with David M. Bovi, P.A., the Exchange Agent, for the benefit of the Buyer, the Seller's certificate representing the fully paid and nonassessable shares of Common Stock, along with their properly executed stock powers, bank medallion signature guaranteed, for the consideration described in subparagraph
2.1 below. On the Closing Date (defined in subparagraph 1.3 below), the Exchange Agent shall deliver each Seller's certificate to the Company's transfer agent and direct such transfer agent to (i) issue new shares in the name of the Buyer; and (ii) deliver such shares to the Buyer by hand delivery or by depositing such in the United States mail, postage prepaid.

1.3 Closing Date. The closing of the transactions described in this Purchase Agreement shall be held on July 31, 2002, so long as all of the conditions contained in paragraph 6 of this Purchase Agreement shall have been satisfied or waived as provided herein (the "Closing Date").


1.4	Further Assurances. From and after the Closing Date, each
Seller and the Buyer shall (i) provide such further assurances to each other, (ii) execute and deliver all such


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further instruments and papers, (iii) provide such records
and information and (iv) take such further action as may be appropriate to carry out the transactions contemplated by and to accomplish the purposes of this Purchase Agreement.

2.      Consideration for the Transfer of Common Stock.

2.1 Cash Consideration. As consideration for the transfer of shares of Common Stock described in subparagraph 1.1 above, the Buyer shall transfer to the Sellers, on the Closing
Date, a check or cash representing an aggregate of $75.00
U.S. Dollars, as more fully described on attached Schedule
A.

2.2	Delivery of Cash Consideration to the Exchange Agent.  Upon
the execution of this Purchase Agreement, the Buyer shall deposit, or cause to be deposited with the Exchange Agent, for the benefit of the Sellers, the cash consideration described in subparagraph 2.1 above. On the Closing Date, the Exchange Agent shall deliver such cash consideration to the Seller by hand delivery or by depositing such in the United States mail, postage prepaid, to the Seller.

3. Representations and Warranties of the Sellers. Each Seller represents and warrants to the Buyer as follows:

3.1 Title to Shares of Common Stock of the Company. The Seller has good and marketable title to the Common Stock to be transferred to the Buyer pursuant to subparagraph 1.1 of this Purchase Agreement. There is no third party lien, claim or interest against such shares, currently or threatened, and such shares are unencumbered.

3.2     Transferability of Shares of Common Stock of the Company.
The Seller has full power and authority to transfer the shares of Common Stock to be transferred to the Buyer pursuant to subparagraph 1.1 of this Purchase Agreement, and the execution, delivery and performance of this Purchase Agreement does not require the consent, approval or authorization of any third party, including any governmental authority.

3.3     No Conflict. The execution and delivery of this Purchase
Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Seller is a party or by which the Seller is bound or of any law, ordinance, regulation, decree or order applicable to the Seller, and shall not conflict with any provision of the Company's articles of incorporation, bylaws or other similar documents.

3.4     No Brokers.     All negotiations relative to the
execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby have been carried on by the Seller in a manner directly with the



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Buyer, without the intervention of any other person, and
shall not give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or similar payment.

3.5     No Untrue Statements.   In connection with the execution
and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby, no statement the Seller has made in this Purchase Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by Seller to the Buyer pursuant to this Purchase Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

3.6 Acknowledgment. The Seller acknowledges that the Seller has had the benefit of financial and legal advisors with respect to this Purchase Agreement and that the Seller is not relying upon the Buyer or any person on behalf of or retained by the Buyer for any disclosure of information with respect to this Purchase Agreement. Notwithstanding, nothing in this subparagraph 3.6 shall be a defense to or mitigation of any breach by the Buyer of the Buyer's representations and warranties set forth in this Purchase Agreement.


4. Representations and Warranties of the Buyer. The Buyer represents and warrants to each Seller as follows:

4.1 Transferability of Consideration. On the Closing Date, the Buyer shall have full power and authority to transfer to the Seller the consideration to be transferred to the Seller pursuant to subparagraph 1.1 of this Purchase Agreement. The execution, delivery and performance of this Purchase Agreement does not require the consent, approval or authorization of any third party, including any governmental authority.

4.2     No Conflict. The execution and delivery of this Purchase
Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Buyer is a party or by which the Buyer is bound or of any law, ordinance, regulation, decree or order applicable to the Buyer.

4.3     No Brokers.     All negotiations relative to the
execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby have been carried on by the Buyer in a manner directly with the Seller, without the intervention of any other person, and shall not give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or similar payment.

4.4     No Untrue Statements.   In connection with the execution
and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby, no statement the



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


Buyer has made in this Purchase Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by the Buyer to the Seller pursuant to this Purchase Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

4.5 Acknowledgment. The Buyer acknowledges that the Buyer has had the benefit of financial and legal advisors with respect to this Purchase Agreement and that the Buyer is not relying upon the Seller or any person on behalf of or retained by the Seller for any disclosure of information with respect to this Purchase Agreement. Notwithstanding, nothing in this subparagraph 4.5 shall be a defense to or mitigation of any breach by the Seller of the Seller' representations and warranties set forth in this Purchase Agreement.

4.6     Restrictions on Transfer.       Buyer acknowledges
that the Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities act of any state; and (ii) will be sold without benefit of registration under the federal and state securities acts by reason of specific exemptions from registration provided by such acts. Further, Buyer acknowledges that there are substantial restrictions on the transferability of the Common Stock, as such securities are "restricted", and may not be sold unless such sale is exempt from registration under the Securities Act and applicable state securities laws.

5.      Additional Representations and Warranties.

5.1 Economic Risk; Sophistication. The Buyer and each Seller represents and warrants that they (i) fully understand the nature, scope and duration of this Purchase Agreement, and (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of entering into this Purchase Agreement, and therefore have the capacity to protect their own interests in connection therewith.

6.	Conditions to Closing.

6.1 The obligation of each Seller to consummate the transactions contemplated in this Purchase Agreement with the Buyer is subject to the fulfillment or written waiver by each Seller prior to or as of the Closing Date of each of the following conditions:

        (a) Representations and Warranties. All representations and warranties set forth in this Purchase Agreement shall be true and correct as of the date of this Purchase Agreement and as of the Closing Date, as though made as of the Closing Date (except for representations and warranties that, by their express terms, speak to some other date).



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

        (b) Performance. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Purchase Agreement at or prior to the Closing Date.

6.2 The obligation of the Buyer to consummate the transactions contemplated in this Purchase Agreement is subject to the fulfillment or written waiver by the Buyer prior to or as of the Closing Date of each of the following conditions:

        (a) Representations and Warranties. All representations and warranties set forth in this Purchase Agreement shall be true and correct as of the date of this Purchase Agreement and as of the Closing Date, as though made as of the Closing Date (except for representations and warranties that, by their express terms, speak to some other date).

        (b) Performance. The Seller shall have performed in all material respects all obligations required to be performed by it under this Purchase Agreement at or prior to the Closing Date.


7.	Transfer Documents. Each Seller and the Buyer shall (i)
make such other agreements and execute such other documents as the parties determine necessary to effectuate the transactions contemplated by this Purchase Agreement, and
(ii) provide the other party with such additional information and documents as may reasonably be requested in connection with the securities exchanged hereunder, including information necessary to substantiate the tax basis of such securities.

8.      Mutual Representation and Warranty. Each Seller and the
Buyer represent and warrant to each other that this Purchase Agreement is the legal, valid and binding obligation of each party hereto, enforceable against the Seller or the Buyer, as the case may be, in accordance with the terms hereof.

9.      Termination and Effect.

9.1	Mutual Consent. This Purchase Agreement may be terminated
and the transactions contemplated herein may be abandoned if, at any time prior to the Closing Date, by mutual consent of the Buyer and each Seller.

9.2 Failure to Close. This Purchase Agreement shall be terminated and the transactions contemplated herein shall be abandoned if the Closing Event does not occur by July
31, 2002 (the "Termination Date").

9.3 Effect of Termination. In the event this Purchase Agreement is terminated and the transactions contemplated herein are abandoned for any reason other than as set forth in subparagraphs 9.1 or 9.2 hereof, such termination will not relieve the breaching party from liability for any willful breach of this Agreement giving rise to such termination.



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10.	Miscellaneous.

10.1	Survival of Representations and Warranties; Limitation of
Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

10.3 Entire Agreement. This Purchase Agreement (including the documents referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.4 Succession and Assignment. This Purchase Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

10.5 Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.6 Headings. The paragraph and subparagraph headings contained in this Purchase Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Purchase Agreement.

10.7	Notices. All notices, requests, demands, claims, and other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient. With respect to the Buyer, at 10 Bluff Road, Glenn Cove, NY. With respect to each Seller, at the address set forth next to their name on attached Schedule A.

Either party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.



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


10.8 Governing Law. This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

10.9 Amendments and Waivers. No amendment of any provision of this Purchase Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

	10.10	Severability. Any term or provision of this Purchase
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11	Conflict of Terms. In the event of a conflict of terms and
conditions between this Purchase Agreement and any other agreement, the terms and conditions of this Purchase
Agreement shall prevail.

10.12   General Interpretive Principles. For purposes of this
Purchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	The terms defined in this Purchase Agreement include the
        plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	Accounting terms not otherwise defined herein have the
        meanings given to them in accordance with generally accepted accounting principles;

(c)	References herein to "paragraphs", "subparagraphs" and
        other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Purchase Agreement;

(d)	A reference to a subparagraph without further reference to
        a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

(e)	The words "herein", "hereof", "hereunder" and other words
        of similar import refer to this Purchase Agreement as a whole and not to any particular provision; and

(f)	The term "include" or "including" shall mean without
        limitation by reason of enumeration.

10.13 Incorporation of Schedules. The schedules identified in this Purchase Agreement are incorporated herein by reference and made a part hereof.



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	In Witness, the parties have duly executed this Purchase
Agreement as of the date first above written.

WITNESS:                                BUYER:


____________________                    ________________________
Name:_______________                    John Kevorkian


WITNESS:                                SELLERS:


____________________                    ________________________
Name:_______________                    Allen W. Gelman


____________________                    ________________________
Name:_______________                    Barry Kaplan


____________________                    ________________________
Name:_______________                    Jeffrey C. Taylor


____________________                    ________________________
Name:_______________                    The Nelson Trust,
                                        Shari Schulweis, Trustee


____________________                    ________________________
Name:_______________                    William and Rose Bosso, JTWROS


____________________                    ________________________
Name:_______________                    Rudolph Services Group, Inc.
                                        Patrick O'Keefe, President

____________________                    ________________________
Name:_______________                    Mario Chang



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                           Schedule A

                     Transfer of Shares of Stock

Pursuant to the terms of the Stock Purchase Agreement, on the Closing Date, each Seller agree to sell to the Buyer, and the Buyer agrees to purchase from each Seller, the number of shares of common stock set forth next to each Seller's name, in exchange for the consideration set forth next to each Seller's name.

----------------------------------------------------------------------
Name and Address of               No. of shares of     Consideration
Each Selling Stockholder            common stock           Paid $
----------------------------------------------------------------------
Allen W. Gelman
728 NW 177th Avenue
Pembroke Pines, FL 33029              411,225              41.12

Barry Kaplan
934 N. University Drive, #158
Coral Springs, FL 33071                88,775             $ 8.88

Jeffrey C. Taylor
90 Edgewater Dr., PH 24
Coral Gables, FL 33133                 50,000             $ 5.00

Nelson Family Trust,
Douglas Nelson, Trustee
375 Falls Point Trail
Alpharetta, Georgia 30022              50,000             $ 5.00

William and Rose Bosso, JTWROS
400 Hampton View Court
Alpharetta, Georgia 30004              50,000             $ 5.00

Rudolph Services Group, Inc.
780 S. Sapadilla Avenue
Suite 406
West Palm Beach, Florida 33401         50,000             $ 5.00

Mario Chang
13337 South Street, Suite 188
Cerritos, California 90703-7300        50,000             $ 5.00

----------------------------------------------------------------------
Total                                 750,000             $75.00
----------------------------------------------------------------------




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